EXHIBIT 12.2

CERTIFICATION

I, Edmar Prado Lopes Neto, certify that:

1. I have reviewed this amendment No. 1 to the annual report on Form 20-F of GOL LINHAS AÉREAS INTELIGENTES S.A.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 28, 2014

By:               /s/ Edmar Prado Lopes Neto
Name:          Edmar Prado Lopes Neto
Title:            Chief Financial Officer